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                                                                     EXHIBIT 5.1

                               April 6, 1998



Pool Energy Services Co.
10375 Richmond Avenue
Houston, Texas  77042

Gentlemen:

            This opinion is being furnished to you in connection with a public offering from time to time by certain stockholders of the Company identified under "Selling Stockholders" in the Registration Statement (defined below) (collectively, the "Selling Stockholders") of up to an aggregate of 769,231 shares of common stock, no par value, of Pool Energy Services Company ("Common Stock") (all such shares being referred to collectively herein as the "Shares"), pursuant to a registration statement filed by the Company on Form S-3 under the Securities Act of 1933 with the Securities and Exchange Commission (the "Commission") on the date hereof (which registration statement is hereinafter called the "Registration Statement").

            We have acted as counsel to the Company in connection with the registration of the Shares. We have examined signed copies of the Registration Statement, and the exhibits thereto, all as to be filed with the Commission. We also have examined and relied upon copies of minutes of meetings of the Board of Directors of the Company.

            Based on the foregoing, it is our opinion that the Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

            We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."




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Pool Energy Services Co.
April 6, 1998
Page 2

            This opinion is rendered only to the Board of Directors of the Company and is solely for their benefit in connection with the offer and sale of the Shares pursuant to the Registration Statement and may not be relied upon for any other purpose or by any other person, without our prior written consent. The opinions expressed in this letter are limited solely to the matters set forth herein, and no opinion should be inferred beyond those opinions expressly stated. We assume no obligation to advise you of any facts that come to our attention, or any change in law, subsequent to the date hereof.

                                    Very truly yours,



                                    COVINGTON & BURLING